Exhibit 32.1

          Certification of Chief Executive Officer of Pennsylvania Commerce Bancorp, Inc. pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

          The undersigned hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this Quarterly Report on Form 10-Q, that:

          o The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and

          o The information contained in the report fairly represents, in all material respects, the company's financial condition and results of operations.



/s/ Gary L. Nalbandian
---------------------------
Gary L. Nalbandian,
Chief Executive Officer






Dated: May 14, 2004





          A signed original of this written statement required by Section 906 has been provided to Pennsylvania Commerce Bancorp, Inc. and will be retained by Pennsylvania Commerce Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



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